UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 26, 2004

AMERICAN BILTRITE INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-4773	04-1701350
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

57 River Street Wellesley Hills, Massachusetts	02481-2097
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (781) 237-6655

Not Applicable (Former name or former address, if changed since last report)

Item 5.   Other Events.

On July 26, 2004, American Biltrite Inc.’s majority-owned subsidiary Congoleum Corporation issued a press release announcing that Congoleum’s request to reschedule the confirmation hearing in its Chapter 11 plan of reorganization from September 9, 2004 to October 5, 2004 was approved by the bankruptcy court. The press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 7.   Financial Statements and Exhibits.

(c) Exhibits.

Exhibit Number	Exhibits

99.1	Press Release of Congoleum Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN BILTRITE INC.

Date:	July 26, 2004	By:	/s/ Howard N. Feist

Howard N. Feist
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Exhibits

99.1	Press Release of Congoleum Corporation